Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-182762) pertaining to the 2005 Equity Incentive Plan, 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Palo Alto Networks, Inc.,
2.Registration Statements (Form S-8 No. 333-191340, 333-198859, 333-207003, 333-213547, 333-220383, 333-227322, 333-233689, 333-248626 and 333-259322) pertaining to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Palo Alto Networks, Inc.,
3.Registration Statement (Form S-8 No. 333-227901) pertaining to the RedLock Inc. 2015 Stock Plan,
4.Registration Statements (Form S-8 No. 333-261697, 333-268930, 333-276424 and 333-283906) pertaining to the 2021 Equity Incentive Plan,
5.Registration Statements (Form S-8 No. 333-267296, 333-274318 and 333-281998) pertaining to the 2012 Employee Stock Purchase Plan, and
6.Registration Statement (Form S-8 No. 333-268931) pertaining to the Cider Security Ltd. 2020 Equity Incentive Plan

of our reports dated August 29, 2025, with respect to the consolidated financial statements of Palo Alto Networks, Inc. and the effectiveness of internal control over financial reporting of Palo Alto Networks, Inc. included in this Annual Report (Form 10-K) of Palo Alto Networks, Inc. for the year ended July 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California
August 29, 2025